EXHIBIT 99.1

GOLDEN MATRIX ACQUIRES AGGREGATE GAMING SYSTEM TO

ACCELERATE COMPANY’S GLOBAL MARKET PENETRATION

LAS VEGAS – March 8, 2021 – Golden Matrix Group Inc. (OTC: GMGI), a developer and licenser of online gaming platforms, systems and gaming content, today announced it has acquired a state-of-the-art aggregate gaming system from Gamefish Global Pty. Ltd., a premium casino game development company based in Sydney, Australia, to further expand the GMGI brand and to accelerate the company’s global market penetration.

The company said its aggregate system, labelled GMX-Ag, will offer a diverse portfolio of gaming products on one single platform that can be integrated seamlessly with gaming operators’ existing business systems, and at the same time provide the operators with value-added features such as content aggregation and player acquisition & retention tools.

The GMX-Ag platform will feature a full suite of igaming products comprising casino, sportsbook, lottery and live gaming, and will include a portfolio of more than 10,000 casino games from world-renowned gaming providers. The GMX-Ag platform will also enable GMGI to roll out its White Label Turnkey solutions, specifically targeting developing markets such as Asia, Latin America, Africa and parts of Eastern Europe. The sportsbook component will be powered by Amelco UK Limited, a leading sports betting software and trading services provider that entered into a software license and services agreement with GMGI in October 2020.

In 2023, gaming revenue in Latin America is expected to reach 3.6 billion U.S. dollars, up from 2.23 billion in 2018. In 2018, Mexico was the largest gaming market in the region, followed by Brazil and Argentina. * Statista

“We can now offer access to an all-inclusive portfolio of online gaming content via a rapid single seamless integration to gaming operators; and, in most cases, the single integration will be at a very competitive flat rate,” said GMGI CEO Brian Goodman. “We are confident that GMX-Ag’s white-labelled turnkey solutions will be popular in developing and regulated markets that are experiencing incredible growth and, as such, we will now be targeting these thriving markets throughout Europe, Latin America and the United States.”

Mr. Goodman added, “To ensure the successful rollout of the GMX-Ag platform, the company has expanded personnel by contracting the services of two widely recognized and respected expert gaming veterans in gaming development and marketing. We are excited by the many opportunities for expansion and profitable growth that can be facilitated through the deployment of GMX-Ag. We see this as the first of several transactions anticipated in 2021 that will help GMGI establish itself as a global presence in multiple gaming sectors, including regulated markets in Europe.”

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Financial terms and additional information regarding GMGI's acquisition of the GMX-AG platform are available in the company’s Form 8-K filed with the Securities and Exchange Commission on March 8th, 2021.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The company's platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company's business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company's periodic filings with the Security and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

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Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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